The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated April 23, 2025
April , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Callable Contingent Interest Notes Linked to the Least
Performing of the Russell 2000® Index, the S&P 500® Index
and the Nasdaq-100® Technology Sector IndexSM due April
27, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date, for which the closing level of each of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology Sector
IndexSM, which we refer to as the Indices, is greater than or equal to 70.00% of its Strike Value, which we refer to as an
Interest Barrier.
• The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first through fifth and final Interest Payment Dates).
• The earliest date on which the notes may be redeemed early is October 27, 2025.
• Investors should be willing to accept the risk of losing up to 70.00% of their principal and the risk that no Contingent
Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Indices. Payments on the notes are linked to the performance of each of the Indices individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about April 23, 2025 (the “Pricing Date”) and are expected to settle on or about
April 28, 2025. The Strike Value of each Index has been determined by reference to the closing level of that Index on April 22, 2025 and not by reference to the closing level of that Index on the Pricing Date.
• CUSIP: 48136DGM3
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $982.30 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Indices: The Russell 2000® Index (Bloomberg ticker: RTY), the
S&P 500® Index (Bloomberg ticker: SPX) and the Nasdaq-100®
Technology Sector IndexSM (Bloomberg ticker: NDXT)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing level of each Index on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to at least $7.625 (equivalent to a
Contingent Interest Rate of at least 9.15% per annum, payable at a rate of at least 0.7625% per month) (to be provided in the pricing supplement).
If the closing level of any Index on any Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: At least 9.15% per annum, payable
at a rate of at least 0.7625% per month (to be provided in the pricing supplement)
Interest Barrier / Buffer Threshold: With respect to each
Index, 70.00% of its Strike Value, which is 3,701.432 for the
S&P 500® Index, 1,323.196 for the Russell 2000® Index and
6,176.709 for the Nasdaq-100® Technology Sector IndexSM
Buffer Amount: 30.00%
Strike Date: April 22, 2025
Pricing Date: On or about April 23, 2025
Original Issue Date (Settlement Date): On or about April 28,
2025
Review Dates*: May 22, 2025, June 23, 2025, July 22, 2025,
August 22, 2025, September 22, 2025, October 22, 2025,
November 24, 2025, December 22, 2025, January 22, 2026,
February 23, 2026, March 23, 2026, April 22, 2026, May 22,
2026, June 22, 2026, July 22, 2026, August 24, 2026,
September 22, 2026, October 22, 2026, November 23, 2026,
December 22, 2026, January 22, 2027, February 22, 2027,
March 22, 2027, April 22, 2027, May 24, 2027, June 22, 2027,
July 22, 2027, August 23, 2027, September 22, 2027, October
22, 2027, November 22, 2027, December 22, 2027, January 24,
2028, February 22, 2028, March 22, 2028 and April 24, 2028
(final Review Date)
Interest Payment Dates*: May 28, 2025, June 26, 2025, July
25, 2025, August 27, 2025, September 25, 2025, October 27,
2025, November 28, 2025, December 26, 2025, January 27,
2026, February 26, 2026, March 26, 2026, April 27, 2026, May
28, 2026, June 25, 2026, July 27, 2026, August 27, 2026,
September 25, 2026, October 27, 2026, November 27, 2026,
December 28, 2026, January 27, 2027, February 25, 2027,
March 25, 2027, April 27, 2027, May 27, 2027, June 25, 2027,
July 27, 2027, August 26, 2027, September 27, 2027, October
27, 2027, November 26, 2027, December 28, 2027, January 27,
2028, February 25, 2028, March 27, 2028 and the Maturity Date
Maturity Date*: April 27, 2028
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first through fifth and final Interest Payment Dates) at a price, for each $1,000 principal amount note, equal to (a) $1,000 plus
(b) the Contingent Interest Payment, if any, applicable to the immediately preceding Review Date. If we intend to redeem
your notes early, we will deliver notice to The Depository Trust
Company, or DTC, at least three business days before the
applicable Interest Payment Date on which the notes are
redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value of each Index is greater than or equal to its Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been redeemed early and the Final Value of any Index is less than its Buffer Threshold, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Least Performing Index Return + Buffer
Amount)]
If the notes have not been redeemed early and the Final Value of any Index is less than its Buffer Threshold, you will lose some or most of your principal amount at maturity.
Least Performing Index: The Index with the Least Performing
Index Return
Least Performing Index Return: The lowest of the Index
Returns of the Indices
Index Return:
With respect to each Index,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Index, the closing level of that Index on the Strike Date, which was 5,287.76 for the S&P
500® Index, 1,890.280 for the Russell 2000® Index and
8,823.87 for the Nasdaq-100® Technology Sector IndexSM. The
Strike Value of each Index is not the closing level of that
Index on the Pricing Date.
Final Value: With respect to each Index, the closing level of that Index on the final Review Date

PS-2 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Supplemental Terms of the Notes
Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Fifth Review Dates
Payments in Connection with Review Dates (Other than the First through Fifth and Final Review Dates)
The closing level of each Index is greater than or
equal to its Interest Barrier.
The closing level of any Index is less than its Interest
Barrier.
First through Fifth Review Dates
Compare the closing level of each Index to its Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable Interest Payment Date.
No further payments will be made on the
notes.
Compare the closing level of each Index to its Interest Barrier on each Review Date until the final Review Date or any early redemption.
Review Dates (Other than the First through Fifth and Final Review Dates)
Early Redemption
The closing level of each Index is
greater than or equal to its
Interest Barrier.
The closing level of any Index is
less than its Interest Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
No Early Redemption
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.

PS-3 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Payment at Maturity If the Notes Have Not Been Redeemed Early
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 9.15% per annum, depending on how many Contingent Interest Payments are made prior to early redemption or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 9.15% per annum (payable at a rate of at least 0.7625% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
36
$274.500
35
$266.875
34
$259.250
33
$251.625
32
$244.000
31
$236.375
30
$228.750
29
$221.125
28
$213.500
27
$205.875
26
$198.250
25
$190.625
24
$183.000
23
$175.375
22
$167.750
21
$160.125
20
$152.500
19
$144.875
18
$137.250
17
$129.625
16
$122.000
15
$114.375
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes have not been
redeemed early prior to the
final Review Date.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Index is greater than or
equal to its Buffer Threshold.
You will receive:
$1,000 + [$1,000 ×(Least Performing
Index Return + Buffer Amount)]
Under these circumstances, you will
lose some or most of your principal
amount at maturity.
The Final Value of any Index is less than its
Buffer Threshold.

PS-4 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
14
$106.750
13
$99.125
12
$91.500
11
$83.875
10
$76.250
9
$68.625
8
$61.000
7
$53.375
6
$45.750
5
$38.125
4
$30.500
3
$22.875
2
$15.250
1
$7.625
0
$0.000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Indices, assuming a range of performances for the hypothetical Least Performing Index on the Review Dates. Solely for purposes of this section, the Least Performing Index with respect to each Review Date is the least performing of the Indices determined based on the closing level of each Index on that
Review Date compared with its Strike Value.
The hypothetical payments set forth below assume the following:
• the notes have not been redeemed early;
• a Strike Value for each Index of 100.00;
• an Interest Barrier and a Buffer Threshold for each Index of 70.00 (equal to 70.00% of its hypothetical Strike Value);
• a Buffer Amount of 30.00%; and
• a Contingent Interest Rate of 9.15% per annum.
The hypothetical Strike Value of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual
Strike Value of any Index. The actual Strike Value of each Index is the closing level of that Index on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing levels of each Index, please see the historical information set forth under “The Indices” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value of the Least Performing Index is greater than or equal to its Buffer Threshold.
Date
Closing Level of Least
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
95.00
$7.625
Second Review Date
85.00
$7.625
Third through Thirty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,007.625
Total Payment
$1,022.875 (2.2875% return)
Because the notes have not been redeemed early and the Final Value of the Least Performing Index is greater than or equal to its
Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,007.625 (or $1,000 plus the Contingent

PS-5 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,022.875.
Example 2 — Notes have NOT been redeemed early and the Final Value of the Least Performing Index is less than its Buffer
Threshold.
Date
Closing Level of Least
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Thirty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$700.00
Total Payment
$700.00 (-30.00% return)
Because the notes have not been redeemed early, the Final Value of the Least Performing Index is less than its Buffer Threshold and the Least Performing Index Return is -60.00%, the payment at maturity will be $700.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 30.00%)] = $700.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value of any Index is less than its Buffer Threshold, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Least
Performing Index is less than its Strike Value by more than 30.00%. Accordingly, under these circumstances, you will lose up to
70.00% of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing level of each Index on that Review Date is greater than or equal to its Interest Barrier. If the closing level of any Index on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Accordingly, if the closing level of any Index on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in

PS-6 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Index, which may be significant. You will not participate in any appreciation of any Index.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE LEVEL OF EACH INDEX —
Payments on the notes are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by any of the Indices over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Index.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING INDEX.
• THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN ANY INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• THE RISK OF THE CLOSING LEVEL OF AN INDEX FALLING BELOW ITS INTEREST BARRIER OR BUFFER THRESHOLD
IS GREATER IF THE LEVEL OF THAT INDEX IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-7 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the levels of the Indices. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Index.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH SMALL CAPITALIZATION STOCKS WITH
RESPECT TO THE RUSSELL 2000® INDEX —
Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR
INDEXSM —
All or substantially all of the equity securities included in the Nasdaq-100® Technology Sector IndexSM are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the notes may be subject

PS-8 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities included in the Nasdaq-100® Technology Sector IndexSM and the level of the Nasdaq-100® Technology
Sector IndexSM during the term of the notes, which may adversely affect the value of your notes.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM —
Some of the equity securities included in the Nasdaq-100® Technology Sector IndexSM have been issued by non-U.S. companies.
Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.

PS-9 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
The Indices
The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is
designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the
Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.
The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets.
For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.
The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®. For additional information about the Nasdaq-100® Technology Sector IndexSM, see
Annex A in this pricing supplement.
Historical Information
The following graphs set forth the historical performance of each Index based on the weekly historical closing levels from January 3,
2020 through April 17, 2025. The closing level of the Russell 2000® Index on April 22, 2025 was 1,890.280. The closing level of the
S&P 500® Index on April 22, 2025 was 5,287.76. The closing level of the Nasdaq-100® Technology Sector IndexSM on April 22, 2025
was 8,823.87. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of each Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of any Index on any Review Date. There can be no assurance that the performance of the Indices will result in the return of any of your principal amount in excess of $300.00 per $1,000 principal amount note, subject to the credit risks of
JPMorgan Financial and JPMorgan Chase & Co, or the payment of any interest.

PS-10 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.

PS-11 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our

PS-12 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Indices” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-13 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-14 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
Annex A
The Nasdaq-100® Technology Sector IndexSM
All information contained in this pricing supplement regarding the Nasdaq-100® Technology Sector IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Nasdaq Stock Market, Inc.
(“Nasdaq”). The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by
The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). Neither Nasdaq nor Nasdaq OMX has any obligation to continue to publish, and may discontinue publication of, the Nasdaq-100® Technology Sector IndexSM.
The Nasdaq-100® Technology Sector IndexSM began on February 22, 2006 at a base value of 1,000.00. The Nasdaq-100® Technology
Sector IndexSM is reported by Bloomberg, L.P. under the ticker symbol “NDXT.”
The Nasdaq-100® Technology Sector IndexSM is an equal-weighted, price-return index designed to measure the performance of the technology companies in the Nasdaq-100 Index®.
Security Eligibility Criteria
The Nasdaq-100® Technology Sector IndexSM contains securities of the Nasdaq-100 Index® which are classified as Technology according to the Industry Classification Benchmark (“ICB”). The eligibility for the Nasdaq-100® Technology Sector IndexSM is determined in a 2-step process and the security has to meet both criteria in order to become eligible for the Nasdaq-100® Technology
Sector IndexSM. For additional information about the Nasdaq-100 Index®, including the methodology for inclusion in the Nasdaq-100
Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement.
Parent Index
The security must be included in the Nasdaq-100 Index®, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq.
Industry or Sector Eligibility
The company must be classified as a Technology Company (any company classified under the Technology Industry) according to ICB.
Constituent Selection
All securities that meet the applicable Security Eligibility Criteria described above are included in the Nasdaq-100® Technology Sector
IndexSM.
Constituent Weighting
The Nasdaq-100® Technology Sector IndexSM employs an equal weighting methodology such that each company’s Index market value is rebalanced quarterly to an equal-dollar value corresponding to an equal percent weight of the Nasdaq-100® Technology Sector
IndexSM’s aggregate market value. Index Shares are calculated by dividing this equal-dollar market value for each Index Security by the corresponding Last Sale Price of the security at the close of trading on the third Friday in March, June, September, and December.
In the case of multiple share classes of a company being included in the Nasdaq-100® Technology Sector IndexSM, the equal-weighted market value will be divided equally among the securities of that company.
Index Calculation
The Nasdaq-100® Technology Sector IndexSM is an equal weighted, price return index. The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends, however, it does reflect special dividends. The formula is as follows:
(1) “Index Market Value” shall be calculated as follows:
“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.
n
= Number of Index Securities included in the Nasdaq-100® Technology Sector IndexSM
𝑞𝑖= Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM.
𝑝𝑖 = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:
a. The Start of Day (SOD) price which is the previous index calculation day’s (
t
-1) closing price for Index Security i
adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

PS-15 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
b. The intraday price which reflects the current trading price received from the Nasdaq during the index calculation day;
c. The End of Day (EOD) price refers to the Last Sale Price, which refers to the last regular-way trade reported on
Nasdaq; or
d. The Volume Weighted Average Price (VWAP)
𝑡 = current index calculation day
𝑡-1 = current index calculation day
(2) “PR Index Divisor” should be calculated as follows:
The Index Divisor serves the purpose of scaling an Index Market Value to lower order of magnitude, which is recommended for reporting purposes. The Index Divisor is adjusted to ensure that changes in an Index Security’s price or shares either by corporate actions or index participation which occur outside of trading hours do not affect the index value. An Index Divisor change occurs after the close of the Nasdaq-100® Technology Sector IndexSM.
Index Maintenance
Deletion Policy
If a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.
Replacement Policy
When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100
Index, it is also removed from the Nasdaq-100 Technology Sector Index. As such, if the replacement company being added to the
Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.
When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100 Technology Sector Index at the next quarterly Rebalance. When a component of the Nasdaq-100 Index that is classified as Technology according to ICB is removed from the Nasdaq-100 Index and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology
Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.
Additions Policy
If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.
Corporate Actions
In the interim periods between scheduled index reconstitution and rebalance events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Index.
In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed. Wherever alternate methods are described, the Index will follow the “Non-Market Cap Corporate Action Method.”
Index Share Adjustments
Other than as a direct result of corporate actions, the Nasdaq-100® Technology Sector IndexSM does not normally experience share adjustments between scheduled index rebalance and reconstitution events.
License Agreement
JPMorgan Chase & Co. or its affiliate intends to enter into a non-exclusive license agreement with Nasdaq providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the Nasdaq-100® Technology Sector IndexSM in connection with certain securities, including the notes.
The license agreement with Nasdaq provides that the following language must be stated in this pricing supplement:
The notes are not sponsored, endorsed, sold or promoted by Nasdaq Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the
Nasdaq-100® Technology Sector IndexSM to track general stock market performance. The Corporations’ only relationship to the Issuer, the Guarantor (if applicable) and their affiliates is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the Nasdaq-100® Technology Sector IndexSM

PS-16 | Structured Investments
Callable Contingent Interest Notes Linked to the Least Performing of the
Russell 2000® Index, the S&P 500® Index and the Nasdaq-100® Technology
Sector IndexSM
which is determined, composed and calculated by Nasdaq without regard to the Issuer or the Guarantor (if applicable) or the notes.
Nasdaq has no obligation to take the needs of the Issuer or the Guarantor (if applicable) or the owners of the notes into consideration in determining, composing or calculating the Nasdaq-100® Technology Sector IndexSM. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-
100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY,
EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE GUARANTOR (IF APPLICABLE), OWNERS
OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR
INDEXSM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE
WITH RESPECT TO THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT
LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST
PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.